United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2012

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 438-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fidelity National Information Services, Inc. (“FIS”) was held on May 30, 2012. The results of matters submitted to a vote were as follows:

1. The stockholders elected all persons nominated as Class I directors to serve until the 2015 FIS annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 19, 2012, with the following vote results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
William P. Foley, II	233,603,980	3,244,443	1,024,125	24,142,627
Thomas M. Hagerty	215,725,144	21,126,461	1,020,943	24,142,627
Keith W. Hughes	234,568,469	2,278,073	1,026,006	24,142,627

Directors whose term of office as a director continued after the meeting are as follows: Stephan A. James, James Neary, Frank R. Martire, David K. Hunt and Richard N. Massey.

2. The stockholders voted upon and ratified the appointment of KPMG LLP as FIS's independent registered public accountants for 2012 with 260,583,588 votes for, 392,140 votes against, and 1,039,447 abstentions.

3. The stockholders voted upon and approved a nonbinding advisory proposal on executive compensation with 213,911,535 votes for, 22,222,463 votes against, 1,738,550 abstentions and 24,142,627 broker non-votes.

4. The stockholders voted upon and approved a proposal to amend our articles of incorporation and our bylaws to declassify the board of directors with 234,811,527 votes for, 1,744,834 votes against, 1,316,187 abstentions and, 24,142,627 broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date June 4, 2012	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Corporate Executive Vice President,
Chief Legal Officer and Corporate Secretary